Exhibit D

Telephone:	(876) 906-2414	ATTORNEY GENERAL’S CHAMBERS
1st Floor – North Tower
Facsimile:	(876) 754-5158	NCB Towers
E-Mail:	attorneygeneral@agc.gov.jm	2 Oxford Road
Reference No: 004-AL764		Kingston 5

November 12, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

U.S.A.

Ladies and Gentlemen:

Re:	Filing of a Schedule B Registration Statement by the Government of Jamaica – US$1,000,000,000.00
Opinion as to Authorization, Validity & Legality

In my capacity as Director, Commercial Affairs Division, Attorney General Chambers, Jamaica, the undersigned has acted as counsel for the Government of Jamaica (“Jamaica”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the United States of America’s Securities Act of 1933, as amended (the “Securities Act”), of Jamaica’s Registration Statement under Schedule B as filed with the Commission on the date hereof (the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement and the form of prospectus contained therein (the “Prospectus”), of up to US$1,000,000,000 aggregate principal amount of Jamaica’s debt securities (the “Debt Securities”). The Debt Securities are to be issued in one or more series in accordance with the provisions of a fiscal agency agreement (the “Fiscal Agency Agreement”) to be entered into between Jamaica and the fiscal agent specified therein (the “Fiscal Agent”).

In arriving at the opinion expressed below, I have reviewed (i) the Registration Statement, including the Prospectus forming a part thereof, (ii) the Form of Amended and Restated Fiscal Agency Agreement filed as an exhibit to the Registration Statement and (iii) the form of Debt Securities included in the Form of Amended and Restated

ATTORNEY GENERAL’S CHAMBERS Re: Filing of a Schedule B Registration Statement by the Government of Jamaica – US$1,000,000,000.00 Opinion as to Authorization, Validity & Legality	Page No. 2 November 12, 2014

Fiscal Agency Agreement. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such documents and instruments as I have deemed appropriate, and I have made such investigation of law as I have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, I am of the opinion that, subject to compliance with the requirements of Jamaica’s Public Debt Management Act, the execution and delivery of the Notes would be duly authorized by all the necessary actions of Jamaica and, when duly executed and delivered by Jamaica, authenticated by the Fiscal Agent in accordance with the Form of Amended and Restated Fiscal Agency Agreement and delivered to and paid for by the underwriter in the manner contemplated by the Registration Statement, or pursuant to any registration statement relating thereto filed by Jamaica with the Commission pursuant to Rule 462(b) under the Securities Act, the Debt Securities will constitute valid and legally binding obligations of Jamaica, enforceable against Jamaica in accordance with their terms, subject as to enforcement to legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

This opinion is limited to the laws of Jamaica and to the Registration Statement, the Form of Amended and Restated Fiscal Agency Agreement and the form of Debt Securities as at the date of this opinion.

In giving this opinion, I have assumed the following (without independent verification):

1)	the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2)	the conformity to original documents and the completeness of all documents submitted to me (i) as certified or conformed copies or photocopies, or (ii) by facsimile transmission, and the authenticity of the originals of such documents;

3)	the certificates and other documents to which I have referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

ATTORNEY GENERAL’S CHAMBERS Re: Filing of a Schedule B Registration Statement by the Government of Jamaica – US$1,000,000,000.00 Opinion as to Authorization, Validity & Legality	Page No. 3 November 12, 2014

4)	insofar as any obligation is to be performed in a jurisdiction other than Jamaica, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5)	that each of Jamaica and the Fiscal Agent has satisfied or will satisfy those legal requirements that are applicable to it under any law other than the laws of Jamaica to the extent necessary to make the Fiscal Agency Agreement and the Notes (with respect to Jamaica) enforceable against it.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Validity of the Debt Securities” in the Prospectus forming a part of the Registration Statement and in any supplement to such Prospectus.

In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission.

Yours faithfully,

/s/ Deborah A. Newland
Deborah A. Newland Director
Commercial Affairs Division for Attorney General